EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Wireless Facilities, Inc.:

We consent to the use of our report dated February 11, 2002, appearing in the Annual Report on Form 10-K of Wireless Facilities, Inc. for the year ended December 31, 2001, incorporated herein by reference in the Form S-8 Registration Statement.

/s/    KPMG LLP
San Diego, California
July 1, 2002